As Authorized by the Compensation
                                         and Pension Committee on April 29, 1999
                                                   to be Effective June 10, 1999


                                 AMENDMENT NO. 1
                                     TO THE
                        LEXMARK INTERNATIONAL GROUP, INC.
                              STOCK INCENTIVE PLAN
                 (Amended and Restated Effective April 30, 1998)


         This is Amendment No. 1 to the Lexmark International Group, Inc. Stock Incentive Plan (Amended and Restated Effective April 30, 1998) (the "Plan," capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 5.3 of the Plan, the Committee is authorized to proportionately adjust the aggregate number of shares of Common Stock available for Incentive Awards under the Plan to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event, which includes, among other things, a stock dividend or stock split of the Common Stock; and

         WHEREAS, the Board has approved a two-for-one stock split of the Common Stock to be effected in the form of a 100% stock dividend on June 10, 1999.

         NOW, THEREFORE, the Plan is hereby amended, effective as of June 10, 1999, as follows:

         Section 5.1 of the Plan is amended in its entirety to read as follows:

         "5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock that may be delivered under the Plan may not exceed 14,760,000 (after giving effect to the stock split effective June 10, 1999), plus any shares that become available for grant pursuant to Section 5.2. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company."

         Section 6.1 is amended by deleting the reference to "1,500,000 shares" appearing therein and inserting in lieu thereof "3,000,000 shares (after giving effective to the stock split of the Common Stock effective June 10, 1999)."

         Section 6.7(a) is amended by deleting the reference to "1,500,000" appearing therein and inserting in lieu thereof "3,000,000 shares (after giving effective to the stock split of the Common Stock effective June 10, 1999)."

         Section 7.1 is amended by deleting the reference to "500,000" and "100,000" appearing therein and inserting in lieu thereof "1,000,000 (after giving effect to the stock split of the Common Stock effective June 10, 1999)" and "200,000 (after giving effect to the stock split of the Common Stock effective June 10, 1999)," respectively.

         Section 7.6 is amended by deleting the reference to "500,000" and "100,000" appearing therein and inserting in lieu thereof "1,000,000 (after giving effect to the stock split of the Common Stock effective June 10, 1999)" and "200,000 (after giving effect to the stock split of the Common Stock effective June 10, 1999)," respectively

         In all other respects, the Plan is hereby ratified and confirmed.